Exhibit 23.7

CONSENT OF QUALIFIED PERSON

BBA Inc. (“BBA”), in connection with Arcadium Lithium plc’s registration statement on Form S-8, including any amendments thereto (the “Registration Statement”), consents to:

•	the incorporation by reference in the Registration Statement and use of the technical report titled “SEC Technical Report Summary, Pre-Feasibility Study on the Whabouchi Mine, Nemaska, Quebec” (as amended, the “Technical Report Summary”), originally dated September 8, 2023 and amended on November 14, 2023, that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and which is included as an exhibit to the Current Report of Livent Corporation on Form 8-K filed with the SEC on November 15, 2023 (the “TRS Form 8-K”), which TRS Form 8-K is incorporated by reference in the Registration Statement;

•	the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the TRS Form 8-K, the Current Report of Livent Corporation on Form 8-K filed with the SEC on September 26, 2023 (the “Whabouchi Form 8-K”) and the Registration Statement; and

•	any extracts from or a summary of the Technical Report Summary included in or incorporated by reference in the Registration Statement and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was or were prepared by us, that we supervised the preparation of and/or that was or were reviewed and approved or certified by us, that is or are included in or incorporated by reference in the Registration Statement.

We are responsible for authoring, and this consent pertains to, Sections 1.12, 1.13, 1.23.2, 12 (except 12.4.2), 13, 23.3 and 24.5 of the Technical Report Summary. We certify that we have read the descriptions and references to the Technical Report Summary in the documents incorporated by reference into the Registration Statement and that such descriptions and references fairly and accurately represent information in the Technical Report Summary for which we are responsible.

Date: January 4, 2024

BBA INC.

By:	/s/ Jeffrey Cassoff
Name: Jeffrey Cassoff
Title: Principal Mining Engineer

2